SECOND MODIFICATION OF LOAN AGREEMENT

BY AND BETWEEN CHURCH LOANS & INVESTMENTS TRUST

AND AMARILLO NATIONAL BANK

DATED DECEMBER 31, 2002

     This Second  Modification  of Loan  Agreement is entered  effective as of April 14, 2003 by and between CHURCH
LOANS & INVESTMENTS  TRUST ("the Trust") and AMARILLO NATIONAL BANK ("the Bank") hereby modifying,  amending and supplementing certain terms and conditions of that certain Loan Agreement entered into by and between the Trust and the Bank dated  December 31, 2002 and previously  modified by that certain  Modification  to Loan  Agreement  dated
January 27, 2003 (such Loan Agreement as previously modified is herein referred to as "the Loan Agreement").
R E C I T A L S:
          1.   Pursuant to the Loan  Agreement as  originally  written,  the Bank  extended a line of credit to the
               Trust in an amount not to exceed $20,000,000.

          2.   Such line of credit is  represented  by a Promissory  Note dated  December 31, 2002  executed by the
               Trust payable to the order of the Bank in the principal  amount of  $20,000,000,  ("the  $20,000,000
               Note"),  and is  secured by a pledge of  Qualified  Collateral,  as  defined in the Loan  Agreement, pursuant to the Loan  Agreement and that certain  Security  Agreement  dated December 31, 2002 ("the
               $20,000,000 Security Agreement").

          3.   The Trust and the Bank  thereafter  entered into a Modification  to Loan Agreement dated January 27,
               2003 ("the First Modification")  pursuant to which the amount of the line of credit was increased by an additional  $4,000,000  thereby making the total  indebtedness  subject to the Loan Agreement and owing by the Trust to the Bank equal to a sum not exceeding $24,000,000.

          4.   The  increase  in the line of credit is  represented  by a  Promissory  Note dated  January 27, 2003 executed by the Trust payable to the order of the Bank in the principal amount of $4,000,000,  ("the
               $4,000,000  Note"),  and is  secured  by a pledge of  Qualified  Collateral,  as defined in the Loan
               Agreement, pursuant to the Loan Agreement and that certain Security Agreement dated January 27, 2003
               ("the $4,000,000 Security Agreement").

          5.   The Trust and the Bank have agreed,  subject to the terms and conditions of this Second Modification
               Agreement,  to increase the amount of the line of credit by an additional $11,000,000 thereby making the total  indebtedness  subject to the Loan Agreement and owing by the Trust to the Bank equal to a sum not to exceed $35,000,000.

A G R E E M E N T:
     NOW,  THEREFORE,  the Bank and the Trust do hereby agree to amend, modify and supplement the Loan Agreement in the following regards:

          1.   The Loan  Agreement is hereby  modified,  in its entirety,  to refer,  as of the date hereof,  to an extension of credit by the Bank to the Trust in an amount not to exceed $35,000,000.

          2.   The additional  extension of credit by the Bank to the Trust in an amount not to exceed  $11,000,000 shall be evidenced by a separate  Promissory  Note in the amount of  $15,000,000  ("the  $15,000,000
               Note") to be executed  by the Trust and  payable to the order of the Bank which said sum  represents the renewal,  extension and  replacement of the "the $4,000,000  Note" and the additional  committed amount of  $11,000,000.  The  $15,000,000  Note  shall be in the form  similar  to that set forth on
               Exhibit "C"  attached  hereto and made a part  hereof for all  purposes,  with blanks  appropriately completed, being payable as set forth therein and bearing interest at a rate equal to .75% per annum less than the J.P.  Morgan Chase & Co.,  Inc.'s  prime  lending rate  adjusted  daily.  Upon the execution of the  $15,000,000  Note, the $20,000,000  Note together with the $15,000,000  Note shall represent the maximum principal commitment of the Bank.

          3.   The term "Note" or "Notes" as used in the Loan Agreement shall, as of the date hereof, refer to both the $20,000,000  Note and the  $15,000,000  Note. For all purposes of the Loan Agreement as modified hereby, all terms, covenants and provisions applicable to the extension of credit by the Bank to the
               Trust shall be construed as if the $20,000,000  Note and the $15,000,000  Note were one indebtedness in an amount not to exceed $35,000,000.

          4.   Section 1.4(b) of the Loan Agreement is hereby modified to provide as follows:

                    (b)  At maturity of any Note then evidencing the debt created  hereunder,  if the commitment of the Bank is extended as provided in paragraph 1.1(b),  the Trust shall execute and deliver to the Bank the following:

                                    (1)     a subsequent  Note in the amount of $20,000,000  in terms  identical to
                                            Exhibit "A"  attached  hereto and made a part hereof for all  purposes, except that each such subsequent  $20,000,000  note shall bear the date of issue and recite appropriate dates and renewal data, if any; and
                                    (2)     a subsequent  Note in the amount of $15,000,000  in terms  identical to
                                            Exhibit "A"  attached  hereto and made a part hereof for all  purposes, except that each such

                                            subsequent  $15,000,000  note  shall  bear  the date of  issue,  recite appropriate dates and renewal data, if any and shall bear interest at a rate .75% per annum less than J. P.  Morgan  Chase  &  Co.'s  prime lending rate adjusted daily.

                                            Each  such  subsequent  renewal  Note  shall  evidence  loans  made and outstanding  hereunder  prior  to the  maturity  date of  such  renewal
                                            Note(s), which date shall be a date one year from the date of such note unless a different date is determined by mutual  agreement of the Trust and the Bank.  There shall be endorsed upon each such subsequent  Note, to  evidence  the  first  Advance  thereunder,  the  principal  balance outstanding  hereunder at the time of issue. Upon acceptance of same by the Bank,  each such  renewal Note shall be subject to all terms hereof and shall be deemed the "Note" hereunder.

          5.   Section 1.4(c) of the Loan Agreement is hereby modified to provide as follows:

                    (c)  If the term of this  Agreement  is not  extended  by the  parties at maturity of the notes described in paragraphs in 1.4(a) or (b), then evidencing the debt created hereunder,  the
                         Trust shall execute and deliver to Bank two promissory  notes,  one in the amount of up to
                         $20,000,000 and a second in the amount of the indebtedness  owing by the Trust to the Bank in excess of  $20,000,000,  both notes being in the form  similar to Exhibit "B"  attached hereto and made a part hereof for all  purposes,  to evidence  loans made and  outstanding hereunder, which said notes shall recite the appropriate dates and shall be amortized over a period of time and in such a way that the principal and interest  shall be paid in equal
                         quarterly   installments  of  principal  and  interest  as  are  required  to  retire  the indebtedness  over a term,  not to  exceed  five (5)  years,  which  shall be equal to the weighted  average  remaining  term of all real  estate  lien notes of the Trust  which are pledged as  collateral  on this loan and held by the Bank at the time of the  execution of such  Exhibit "B" type  notes.  Interest  on the note in the  principal  sum not to exceed
                         $20,000,000  shall bear  interest  at a rate  equal to 1% per annum less than J.P.  Morgan
                         Chase & Co.'s  prime  lending  rate  adjusted  daily and  interest  on the note in the principal  sum in excess of  $20,000,000  shall bear interest at a rate equal to .75% less than J.P.  Morgan Chase & Co.'s  prime  lending rate  adjusted  daily.  There shall be endorsed  upon such  note(s),  to evidence the first  advance  thereunder,  the  principal balance  outstanding  thereunder at the time of issue, and upon acceptance of same by Bank shall be subject to all terms hereof and shall be deemed the note hereunder.

         6.       All advances made pursuant to the $15,000,000 Note shall be considered  "subsequent  advances" or
                  "subsequent  closings"  under  the Loan  Agreement  and shall be made  pursuant  to the terms and
                  conditions  applicable  to  such  "subsequent  advances"  or  "subsequent  closings",   with  the
                  exception that prior to the initial  advance of funds  representing an advance of the $15,000,000
                  Note,  the Bank shall have  received  from the  Trust's  legal  counsel in  connection  with this
                  transaction,   addressed  to  the  Bank,  a  favorable  opinion  in  form,  scope  and  substance satisfactory to the Bank:

                  (a)      to the effect that the Trust is a duly  organized  and existing  real estate  investment trust in good  standing  under  the laws of the  State of Texas  and has the  power  and authority  to own its  property  and to carry on its  business as set forth in paragraph
                           2.3 of the Loan Agreement;

                  (b)      to the effect that this  Modification  Agreement has been duly authorized,  executed and delivered  by the Trust and  constitutes  a legal  valid and binding  obligation  of the
                           Trust, enforceable against the Trust in accordance with its terms;

                  (c)      to the effect  that the  $15,000,000  Note  delivered  by the Trust to the Bank has been duly  authorized,  executed and delivered by the Trust and constitutes the legal,  valid and binding  obligation of the Trust,  enforceable  against the Trust in accordance with its terms;

                  (d)      to the effect that the  $15,000,000  Note is secured by valid,  binding and  enforceable first  liens in favor of the  Bank,  subject  to no  rights,  equities  or  encumbrances outstanding  in favor of any party  other than Bank which are or could  become  prior to or on parity with Bank's  liens,  on all  Collateral  (including  where such  Collateral constitutes  notes receivable,  the real estate or other collateral  securing such notes receivable)  that has been  pledged as  security  therefor  pursuant to Section 5 of the
                           Loan Agreement;

                  (e)      to the effect  that no action of, or filing  with,  any  governmental  or public body or authority is required to authorize,  or is otherwise  required in connection  with,  the execution,  delivery and performance by the Trust of this Modification  Agreement or the
                           $15,000,000 Note;

                  (f)      to the  effect  that  it is  not  necessary  in  connection  with  the  delivery  of the
                           $15,000,000  Note under the  circumstances  contemplated  by this  Agreement to register such Note  under the  Securities  Act of 1933,  as  amended  and then in  effect,  or to qualify an  indenture  in respect  thereof  under the Trust  Indenture  Act of 1939,  as amended and then in effect,  and that if Bank should in the future deem it  expedient to sell the Note (or any Note  delivered  in  exchange  therefor  as in such Note or in the
                           Loan Agreement  permitted),  which the Bank does not now

                           contemplate or foresee,  such sale would not of itself require registration of such Note under said  Securities Act of 1933 or  qualification  of an indenture in respect of such
                           Note under said Trust  Indenture Act,  provided that at the time of such sale, such Bank neither  controls,  nor is controlled  by, nor is under common  control with, the Trust, either  directly or indirectly,  or, if any such control then exists,  that such sale is not made through an underwriter as defined in said Securities Act of 1933;

                  (g)      as  to  such  other  matters   incident  to  the   transactions   contemplated  by  this
                           Modification Agreement as the Bank may reasonably desire;

                  (h)      to the effect  that  neither the  execution  and  delivery  of this Second  Modification
                           Agreement,  the consummation of the transactions  herein  contemplated,  the fulfillment of the terms hereof,  nor compliance  with the provisions  hereof and of the $15,000,000
                           Note or the entire  indebtedness in an amount not to exceed  $35,000,000  will result in a breach of any of the terms,  conditions  or  provisions  of, or  constitute  a default under,  or result in the creation or imposition of any lien,  charge or  encumbrance  of any nature  whatsoever  upon any of the  properties  or assets of the Trust  pursuant to the terms of the  Declaration  of Trust  dated  February 22, 1963,  as  amended,  or the bylaws of the Trust,  or any agreement or instrument of which such counsel  (having made inquiry with respect thereto) has knowledge, to which the Trust is a party;

                  (i)      to the effect  that with  respect  to such  persons  as shall  have been  identified  in writing to the Bank as being  duly  authorized  agents or  officers  of the  Trust,  all actions  required to be taken by the Trust to clothe such  persons  with such  authority have been taken,  and the  actions of such  persons as  contemplated  herein will be and constitute and legal, valid and binding acts of the Trust; and

                  (j)      to the effect that all conditions for lending have been met.

         7.       The second paragraph of Section 1.5 of the Loan Agreement is hereby modified to read as follows:

                         The Bank may elect not to extend the term of this  Agreement by giving  written  notice to the Trust at least five (5) months prior to the maturity  date of a Note  provided in paragraph
                    1.4(a) or (b) then in existence  evidencing the debt created  hereunder.  Upon Bank giving such notice as  required  hereby,  the Trust may elect to enter into the note and  resulting  payoff provisions as described in paragraph 1.4(c) hereof and the loan shall be extinguished according to the provisions of paragraph 1.4(c).

          8.   Section 1.6 of the Loan Agreement is hereby  modified,  effective as of April 1, 2003, to provide as follows:

                           1.6 Commitment  Fees. In  consideration  of Bank's  agreement and commitment to make the loans  contemplated  hereby, if the average  quarterly  advanced portion of the loan is less than
                  $16,000,000,  then the Trust agrees to pay to Bank for such  calendar  quarter a  commitment  fee equal to  one-eighth  (1/8) of one  percent  (1%) per annum of the average  quarterly  unadvanced portion  of Bank's  commitment.  If the  average  quarterly  advanced  portion  of the loan is in excess of $16,000,000, then there shall be no non-use commitment fee for such quarter.

                           The term "average  quarterly  advanced portion" of the loan or commitment shall mean the daily  average  balance of the amount of the loan balance  computed for a calendar  quarter.  The term "average quarterly  unadvanced  portion" of the loan or commitment shall mean the difference between the average quarterly advanced portion of the loan and $35,000,000.

                           Such fee shall be  computed  in  arrears  for the  quarters  ending  March 31,  June 30,
                  September  30, and December 31 of each year of the Bank's  commitment on the basis of the average quarterly  unadvanced  portion of the  commitment  and shall be payable  quarterly  on January 1,
                  April 1, July 1 and October 1 of each year during the term of Bank's commitment.

          9.   Section 6.11 of the Loan Agreement is hereby modified to provide as follows:

                           6.11 Net Worth  and  Indebtedness.  The net worth of the Trust  shall not at any time be less than  $18,000,000;  and the total  indebtedness  of the Trust shall not at any time exceed a sum  equal to 2.5  times the total net worth of the  Trust.  The terms  "net  worth"  and  "total indebtedness"  shall be as set forth in the financial  statements of the Trust and as prepared in the ordinary course of business consistent with generally accepted accounting principles.

          10.  It is agreed that upon execution of this  Modification  Agreement and prior to any advances pursuant hereto of monies  under the  $15,000,000  Note,  the Trust will  execute  and deliver to the Bank an additional Security Agreement dated even date herewith expressly securing the $15,000,000 Note ("the
               $15,000,000 Security Agreement"). It is understood and agreed that any and all collateral pledged as security  for the line of credit  owing to the Bank by the Trust  pursuant to the Loan  Agreement or this Modification  Agreement (both the $20,000,000  Security Agreement and the $15,000,000  Security
               Agreement) shall be security for the entire  indebtedness not to exceed $35,000,000  irrespective of the $20,000,000 Note or the $15,000,000 Note.

          11.  Section 7.4 is deleted in its entirety and replaced with the following:

                    7.4 Pledge  Value.  The term  "Pledge  Value" when used with respect to  Collateral  (including
               Qualified Collateral), shall mean, as of the date of determination,  in the case of Notes secured by
               Mortgages and Deeds of Trust,  the lesser of (i) the outstanding  principal amount of the Collateral
               Note obligation  secured thereby (but, unless otherwise approved in writing by the Bank, only to the extent that the then present principal amount is not in excess of $3,000,000), discounted to a value such that,  based upon the interest rate payable  thereunder,  the effective  annual yield upon such
               Note will be not less than a rate 2% per annum in  excess  of that  rate of  interest  announced  or published on the first day of each  calendar  quarter as J. P. Morgan Chase  &Co.'s  Prime rate, whether or not said rate is the lowest rate of interest  charged by Bank to its borrowers,  and (ii)
               the outstanding  principal amount of the Collateral Note.  Pledge Value of Notes shall be determined quarterly as of the first day of each calendar  quarter.  The purpose of the above stated $3,000,000 limitation is to avoid undue  concentration  of the Collateral  into only a few loans and to promote diversification  of the Collateral.  Consistent with this purpose,  consent will not be unreasonably withheld for loans in excess of $3,000,000 where, in the judgment of Bank,  exercised in good faith, there is no such undue concentration and lack of diversification.

          12.  The obligation of the Bank to fund amounts hereunder is subject to Bank having outstanding and valid participations with eligible persons in a minimum amount of $15,000,000.  Lender, its successors and assigns,  may  assign to one or more  persons  or  entities  all or any  portion  of its  rights and obligations hereunder and under any of the loan papers and may sell participations  therein, in each case,  without the consent of the Trust. From and after any such assignment or sale, the assignee or participant  in connection  therewith  shall have all of the right and  obligations  of Bank (or the applicable assignor), to the extent of such assignment or participation, as applicable.

          13.  Except as  modified,  amended or  supplemented  herein,  the Loan  Agreement,  and all its terms and conditions, are hereby expressly ratified and confirmed and shall continue in effect.

          14.  Notwithstanding  anything to the contrary  contained  herein,  it is understood  and agreed that the owners  of  Certificates  of  Beneficial  Interest  of  the  Trust,  irrespective  of  whether  said
               Certificates of Beneficial  Interest are owned by any person in such person's individual capacity or in any  representative  capacity,  shall not be personally  liable under or by virtue of this Second
               Modification  Agreement or under any Note executed  pursuant hereto,  or on any Note endorsed by the
               Trust and delivered to the Bank as security for payment of the loans  advanced  pursuant to the Loan
               Agreement or this

               Second  Modification  Agreement.  The foregoing  provisions shall be deemed a limitation on personal liability only to the extent that such liability,  if any, arises by virtue of the ownership of said
               Certificates of Beneficial  Interest.  Nothing contained in this paragraph shall be deemed to limit, release or modify the liability,  if any, of any such owner of Certificates  of Beneficial  Interest arising in any manner other than  because of such  ownership,  including by way of example,  but not limitation,  the liability, if any, of any person having executed a Guaranty or of any member of the
               Board of Trust  Managers  or any  officer  thereof for willful  misconduct  or gross  negligence  in connection with any representation,  warranty,  or certificate made by such person in performance of this  Second  Modification  Agreement.  This  paragraph  shall  not be deemed to create or imply the existence of personal liability on the part of any person by virtue of any office or otherwise,  but rather shall be deemed solely a statement of the limitation of personal  liability,  if any, arising by virtue of the ownership to said Certificates of Beneficial Interest.

     THIS WRITTEN  MODIFICATION  AGREEMENT TOGETHER WITH THE WRITTEN LOAN AGREEMENT  REPRESENTS THE FINAL AGREEMENT
BETWEEN  THE  PARTIES  AND MAY NOT BE  CONTRADICTED  BY EVIDENCE  OF PRIOR,  CONTEMPORANEOUS,  OR  SUBSEQUENT  ORAL
AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         DATED this 14th day of April, 2003.

TRUST:                              CHURCH LOANS &INVESTMENTS TRUST

                                            By:    /s/ Bill R. McMorries
                                                        Bill R. McMorries, Chairman

BANK:                                       AMARILLO NATIONAL BANK

                                            By:    /s/ Brent Wade
                                                        Brent Wade, Senior Vice President

EXHIBIT "B"

$______________ Promissory Note ______________

For value received, the undersigned Church Loans and Investments Trust, ("Maker"), as principal, promises to pay to the order of AMARILLO NATIONAL BANK ("Bank"), at the Banking house of Amarillo National Bank, in Amarillo, Potter County, Texas or at such other place as the holder hereof may designate from time to time, the principal sum of _________________ dollars ($__________) in legal and lawful money of the United States of America together with interest on the principal amount outstanding from time to time at a variable rate ______ percent less than the rate of interest announced or published from time to time as J.P. Morgan Chase & Co.'s "Prime Rate" (whether or not such rate as announced or published is the lowest rate of interest by Bank to its borrowers) but in no event shall the rate of interest charged hereon exceed the highest rate permitted by applicable law. Subject to such limitation, interest shall be calculated on the total number of days elapsed and shall be based on a 365-day year. If and to the extent the highest rate permitted by applicable law is determined pursuant to the law of the State of Texas, the Indicated Rate ceiling provided by Article 5069-1.04 of the Texas Revised Civil Statutes Annotated, as amended, shall be the ceiling applicable to this transaction. The interest rate charged on the principal outstanding from time to time prior to maturity shall change on the effective date of changes in J.P. Morgan Chase & Co.'s "Prime Rate" as announced or published. If J.P. Morgan Chase & Co. ceases announcing or publishing the Bank Base Rate or if the Prime Rate as announced or published by "Bank" otherwise becomes unavailable as an index, the holder hereof shall select a reasonable comparable index and shall give the maker hereof notice thereof.

The principal and interest hereof shall be due and payable in twenty (20) quarterly installments to effect a five year amortization as follows:

(A) _________________ equal quarterly installments of $_________ each (or such lesser amount as shall represent the entire principal balance and accrued interest outstanding at the time of such installment.) The first such installment shall be due and payable on the 1st day of April, 20___, and one such installment shall be due and payable on the 1st of each July, October and January thereafter until and including _______________ 1st, 20__. Each installment shall be applied first to the payment of accrued interest and the remainder of each installment shall be applied to the reduction of unpaid principal.

(B) On the 1st day of _______________, 20__, the final quarterly installment of the then unpaid principal balance and accrued interest shall be due and payable.

The makers hereof reserve the right to prepay this Note in any amount at any time prior to maturity without premium or penalty. Any prepayment shall be applied first toward

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the payment of accrued interest and then toward the payment of principal. The records of the Holder shall be prima facie evidence of amounts owing on this Note.

This Note is executed in part in renewal and extension of the outstanding balance owed upon that certain Secured Note, executed by the Maker hereof pursuant to that certain Loan Agreement dated December 31, 2002, modified by Modification to Loan Agreement dated January 27, 2003 and Second Modification to Loan Agreement effective as of April 11, 2003, by and between the Maker hereof and Bank, ("the Loan Agreement") such note being dated ____________________, being in the principal sum of $____________________, payable to Bank, which note, together with another note owing by the Trust to the Bank dated ____________________ in the principal sum of $________________, was secured by the pledge and assignment of certain real estate lien notes together with the liens and mortgages securing same, all as provided in the Loan Agreement, which pledges and assignments are acknowledged and confessed to be valid security interests and are here renewed and extended to secure this Note. This Note, together with a promissory note of even date herewith executed by the Trust and payable to the order of the Bank in the principal sum of $____________________, is further secured by the pledge and assignment of certain real estate lien notes together with the liens and mortgages securing same, and by security interests in other collateral, all as provided in the Loan Agreement.

This Note arises out of the terms of the Loan Agreement, to which reference is here made for all purposes, including a further showing of the terms under which payments are required hereunder, advancements will be made hereunder, security for the payment hereof and events of default under which maturity hereof may be accelerated.

In addition to all other security for the payment hereof, the Maker hereof grants to Bank and to all banks which may own an interest in this Note, an express contractual right of setoff and a security interest in any type of deposit of Maker in any of such banks, as security for the payment hereof.

Failure to pay any sum hereon when due, failure to pay when due any other sums now or hereafter owed to Bank, failure to carry out other terms hereof, or any event of default under the provisions of the Loan Agreement or any instrument furnishing security for the indebtedness evidenced hereby, shall authorize Bank, at its election, and without notice to any person liable hereunder, to declare this Note immediately due and payable, and shall authorize Bank to exercise all remedies provided hereunder, under the Loan Agreement, as amended, or any instrument furnishing security for the debt evidenced hereby or at law. Failure to exercise any such option granted to Bank immediately after right to same accrues shall not operate as a waiver thereof, the default giving rise to same continuing.

The Maker, sureties, endorsers and guarantors hereof severally waive notice of non payment, notice of protest, demand, presentment for payment, and diligence in bringing suit against any party hereto, and consent to as many extensions of time, and for such

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periods of time as may be made by Bank, without notice and without releasing any of their liability hereon.

If this Note is placed in the hands of an attorney for collection, or if collection is attempted by suit or through insolvency proceedings, after default, Maker agrees and promises to pay all expenses of collection, including reasonable attorney's fees.

It is the intention of Bank, its successors and assigns, and Maker that this Note and all provisions hereof and all documents security payment hereof and all other agreements by Bank and the Maker hereof conform in all respects to applicable law, so that no payment of interest or other sum construed to be interest shall exceed the highest lawful rate permissible. If, from any circumstances whatsoever, the Maker contracts for payment or pays the highest lawful rate applicable to this transaction, then, ipso facto, the amount contracted for shall be automatically reduced to the highest lawful rate authorized for this transaction. The amount of excess interest paid, if any, shall be applied to the reduction of the principal balance of this Note, if any, and if the principal balance has been full y paid, the excess interest shall be refunded to the Maker hereof, and to the extent permitted by law, thereupon Bank shall not be subject to any penalty provided for the highest lawful rate regardless of when or the circumstances under which such refund or application was made.

The term "Holder" shall include all of Amarillo National Bank's successors and assigns.

CHURCH LOANS & INVESTMENTS TRUST

By:______________________________
Bill R. McMorries, Chairman

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Amarillo National Bank

EXHIBIT "C"

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$15,000,000.00	04-14-2003	12-31-2003	7000026611	5200		245	

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: CHURCH LOANS AND INVESTMENTS TRUST
P. O. BOX 8203
AMARILLO, TX 79114-8203

Lender: AMARILLO NATIONAL BANK
COMMERCIAL LOANS
P.O. Box 1, Plaza One
Amarillo, TX 79105

Principal Amount: $15,000,000.00 **Initial Rate: 3.500%** **Date of Note: April 14, 2003**

PROMISE TO PAY. CHURCH LOANS AND INVESTMENTS TRUST ("Borrower") promises to pay to AMARILLO NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 Dollars ($15,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first. The interest rate will not increase above 18.000%.

CHOICE OF USURY CEILING AND INTEREST RATE. The interest rate on this Note has been implemented under the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code. The terms, including the rate, or index, formula, or provision of law used to compute the rate on the Note, will be subject to revision as to current and future balances, from time to time by notice from Lender in compliance with Section 303.103 of the Texas Finance Code.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on December 31, 2003. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning June 30, 2003, with all subsequent interest payments to be due on the same day of each quarter after that. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime rate set by J.P. Morgan Chase & Co. Inc., New York (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 4.250% per annum. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note will be at a rate of 0.750 percentage points under the Index, resulting in an initial rate of 3.500% per annum. Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will be subject to the following maximum rate.** NOTICE: Under no circumstances will the interest rate on this Note be more than (except for any higher default rate or Post Maturity Rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Any partial payment shall be in an amount equal to one or more full installments. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: AMARILLO NATIONAL BANK, PO BOX 1, PLAZA ONE AMARILLO, TX 79105.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of the maximum rate allowed by applicable law or 18.000% per annum. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording,

Loan No: 7000026611 **PROMISSORY NOTE (Continued)** Page 2

releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Texas. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Potter County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Potter County, State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by Security Agreement from Church Loans and Investments Trust to Amarillo National Bank dated April 14, 2003.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure. **This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.**

REPRESENTATIONS, WARRANTIES, COVENANTS AND CONDITIONS. Borrower acknowledges that Borrower is relying solely on his own investigation and due diligence and not on any advice, act, statement, or omission of any advice, act or statement of Lender whatsoever, regarding the risk, nature, character, condition, or quality of any property purchased or investment made with the proceeds of this Note.

REPRESENTATIONS AND PROMISES WITH RESPECT TO BORROWER. I represent and promise to Lender that my correct legal name and address is: Church Loans and Investments Trust, P. O. Box 8203, Amarillo, Texas 79114-8203.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

CHURCH LOANS AND INVESTMENTS TRUST

By:______________________________
B. R. MCMORRIES, CHAIRMAN of CHURCH LOANS AND INVESTMENTS TRUST

LASER PRO Lending, Ver. 5.21.00.003 Copr. Harland Financial Solutions, Inc. 1997, 2003. All Rights Reserved. - TX L:\CFI\WIN\CFI\LPL\D20.FC TR-20277 PR-4